CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Mutual Fund Series Trust and to the use of our report dated August 29, 2019 on the financial statements and financial highlights of Catalyst/Millburn Hedge Strategy Fund, a series of shares of beneficial interest in Mutual Fund Series Trust. Such financial statements and financial highlights appear in the June 30, 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

July 13, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Mutual Fund Series Trust and to the use of our report dated August 29, 2019 on the financial statements and financial highlights of Catalyst/SMH Total Return Income Fund, a series of shares of beneficial interest in Mutual Fund Series Trust. Such financial statements and financial highlights appear in the June 30, 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

July 13, 2020